Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors
American Municipal Income Portfolio, Inc.

In planning and performing our audit of the financial statements of American
Municipal Income Portfolio, Inc. (the Fund) as of and for the year ended
August 31, 2012, in accordance with the
standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A funds internal control over
financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund;
(2) provide reasonable assurance that
transactions are recorded as necessary
to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of any
evaluation of effectiveness to future
periods are subject to the risk that
controls may become inadequate because
of changes in conditions, or that the
degree of compliance with the policies
or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal
control over financial reporting was
for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies
in the Funds internal control over
financial reporting and its operation,
including controls over safeguarding securities, that we consider to be a material weakness as defined above as of August 31, 2012.

This report is intended solely for the
information and use of management and
the Board of Directors of American
Municipal Income Portfolio, Inc. and the
Securities and Exchange Commission and
is not intended to be and should not
be used by anyone other than
these specified parties.



           /s/ Ernst & Young LLP

Minneapolis, MN
October 22, 2012